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                                                                     EXHIBIT 8.1



                    [FORM OF OPINION OF ROGERS & HARDIN LLP]

                                October ___, 1997



Alternative Living Services, Inc.
450 N. Sunnyslope Road
Suite 300
Brookfield, Wisconsin  53005

Ladies and Gentlemen:

       You have requested our opinion as to certain federal income tax consequences of the merger (the "Merger") of Tango Merger Corporation ("Merger Sub"), a wholly-owned subsidiary of Alternative Living Services, Inc. ("ALS"), with and into Sterling House Corporation ("Sterling") pursuant to the Agreement and Plan of Merger dated as of July 30, 1997, as amended as of September 2, 1997, by and among ALS, Merger Sub and Sterling (as amended, the "Agreement"). This opinion is being furnished pursuant to Section 6.1(i) of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Agreement.

       The opinions expressed herein are based solely upon current law, including the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service contained in published Revenue Rulings and Revenue Procedures, other current administrative positions of the Internal Revenue Service, and existing judicial decisions, all of which are subject to change or modification at any time.

       In rendering the opinions set forth herein, we have examined copies of
(i) the Agreement; (ii) the Registration Statement on Form S-4 (Registration No. 333-34851) of ALS filed with the Securities and Exchange Commission (the "Commission") on September 3, 1997, as amended by Amendment No. 1 filed with the Commission on September 22, 1997 (collectively, the "Registration Statement"), which was declared effective by the Commission on September __, 1997; and (iii) the Joint Proxy Statement/Prospectus dated September __, 1997 of ALS and Sterling included in the Registration Statement. In addition to these documents, we have relied upon the attached certification letters containing representations of members of management of ALS and Sterling as to certain factual matters.

       Also, in rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to the original documents of all documents submitted to


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Alternative Living Services, Inc.
October ___, 1997
Page 2




us as copies; (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the accuracy and completeness of all documents made available to us, and (vi) the accuracy as to facts of all representations, warranties and written statements. We have also assumed, without investigation, that all documents, warranties and covenants relating to the Merger on which we have relied in rendering the opinions set forth herein and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

       Based on and subject to the foregoing, it is our opinion that:

       1. The Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

       2. ALS, Merger Sub and Sterling will each be a party to the reorganization within the meaning of Section 368(b) of the Code; and

       3. No gain or loss will be recognized by ALS, Merger Sub or Sterling as a result of the Merger.

       This opinion is solely for your information and is not to be quoted in whole or in part or summarized or otherwise referred to, nor is it to be filed with or supplied to or relied upon by any governmental agency or other person without our written consent (which consent we hereby grant with respect to the filing of the Registration Statement). This opinion is as of the date hereof. We disclaim any responsibility to update or supplement this opinion to reflect any events or state any facts which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

                                             Very truly yours,